MOTIENT CORPORATION

$200,000,000 Senior Secured Notes due 2007

INDENTURE

Dated as of November 28, 2006

U.S. BANK, NATIONAL ASSOCIATION

Trustee

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ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE			1

SECTION	1.01	Definitions	1
SECTION	1.02	Other Definitions	21
SECTION	1.03	Rules of Construction	21

ARTICLE 2 THE SECURITIES			22

SECTION	2.01	Form, Dating and Denominations	22
SECTION	2.02	Execution and Authentication; Additional Securities	23
SECTION	2.03	Registrar and Paying Agent	24
SECTION	2.04	Paying Agent to Hold Money in Trust	25
SECTION	2.05	Securityholder Lists	25
SECTION	2.06	Replacement Securities	25
SECTION	2.07	Outstanding Securities	26
SECTION	2.08	Temporary Securities	26
SECTION	2.09	Cancellation	26
SECTION	2.10	CUSIP Numbers	27
SECTION	2.11	Registration, Transfer and Exchange	27
SECTION	2.12	Restrictions on Transfer and Exchange	30
SECTION	2.13	Reg. S Temporary Offshore Global Securities	31
SECTION	2.14	Defaulted Interest	32

ARTICLE 3 REDEMPTION			32

SECTION	3.01	Notices to Trustee	32
SECTION	3.02	Selection	33
SECTION	3.03	Notice	33
SECTION	3.04	Effect of Notice of Redemption	34
SECTION	3.05	Deposit of Redemption Price	34
SECTION	3.06	Securities Redeemed in Part	34
SECTION	3.07	Optional Redemption	34
SECTION	3.08	No Sinking Fund	35
SECTION	3.09	Repurchase Offers	35

ARTICLE 4 AFFIRMATIVE COVENANTS			37

SECTION	4.01	Financial Statements	37
SECTION	4.02	Payment of Obligations	39
SECTION	4.03	Corporate Existence	39
SECTION	4.04	Licenses	39
SECTION	4.05	Cash Escrow Account	39
SECTION	4.06	Mirror Note	39
SECTION	4.07	Additional Guarantees and Collateral	40
SECTION	4.08	Maintenance of Insurance	42

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(Continued)

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SECTION	4.09	Regulatory Approvals and Licenses	42

ARTICLE 5 NEGATIVE COVENANTS			42

SECTION	5.01	Indebtedness	42
SECTION	5.02	Limitation on Liens	45
SECTION	5.03	Prohibition of Fundamental Changes	45
SECTION	5.04	Restricted Payments	47
SECTION	5.05	Transactions with Affiliates	49
SECTION	5.06	Limitation on Lines of Business	51
SECTION	5.07	Dividend and Other Payment Restrictions Affecting Restricted
		Subsidiaries	52
SECTION	5.08	Asset/Equity Sales	54
SECTION	5.09	Change of Control	54

ARTICLE 6 DEFAULTS AND REMEDIES			55

SECTION	6.01	Events of Default and Remedies	55
SECTION	6.02	Acceleration	57
SECTION	6.03	Other Remedies	57
SECTION	6.04	Waiver of Past Defaults	58
SECTION	6.05	Control by Majority	58
SECTION	6.06	Limitation on Suits	58
SECTION	6.07	Rights of Holders to Receive Payment	58
SECTION	6.08	Collection Suit by Trustee	59
SECTION	6.09	Trustee May File Proofs of Claim	59
SECTION	6.10	Priorities	59
SECTION	6.11	Undertaking for Costs	59
SECTION	6.12	Waiver of Stay or Extension Laws	59
SECTION	6.13	Rights and Remedies Cumulative	60
SECTION	6.14	Delay or Omission Not Waiver	60

ARTICLE 7 TRUSTEE			60

SECTION	7.01	Duties of Trustee	60
SECTION	7.02	Rights of Trustee	61
SECTION	7.03	Individual Rights of Trustee	63
SECTION	7.04	Trustee’s Disclaimer	63
SECTION	7.05	Notice of Defaults	63
SECTION	7.06	Compensation and Indemnity	63
SECTION	7.07	Replacement of Trustee	64
SECTION	7.08	Successor Trustee by Merger, Etc	65

(Continued)

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ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE			65

SECTION	8.01	Legal Defeasance and Covenant Defeasance	65
SECTION	8.02	Conditions to Legal or Covenant Defeasance	66
SECTION	8.03	Satisfaction and Discharge of Indenture	68
SECTION	8.04	Deposited Money and Government Notes to Be Held in Trust;
		Miscellaneous Provisions	68
SECTION	8.05	Repayment to Issuer	69
SECTION	8.06	Reinstatement	69

ARTICLE 9 AMENDMENTS			69

SECTION	9.01	Without Consent of Holders	69
SECTION	9.02	With Consent of Holders	70
SECTION	9.03	Revocation and Effect of Consents and Waivers	71
SECTION	9.04	Notation on or Exchange of Securities	72
SECTION	9.05	Trustee to Sign Amendments	72

ARTICLE 10 SECURITY GUARANTEES			72

SECTION	10.01	Security Guarantees	72
SECTION	10.02	Limitation on Liability	74
SECTION	10.03	Successors and Assigns	74
SECTION	10.04	No Waiver	74
SECTION	10.05	Modification	74
SECTION	10.06	Execution and Delivery of the Security Guarantee	74

ARTICLE 11 COLLATERAL AND SECURITY			75

SECTION	11.01	Security Agreement	75
SECTION	11.02	Release of Collateral	76
SECTION	11.03	Certificates of the Company	76
SECTION	11.04	Authorization of Actions to be Taken by the Trustee under the
		Security Agreement	77
SECTION	11.05	Authorization of Receipt of Funds by the Trustee under the Security
		Agreement	77
SECTION	11.06	Termination Of Security Interest	77

ARTICLE 12 MISCELLANEOUS			77

SECTION	12.01	Notices	77
SECTION	12.02	Certificate and Opinion as to Conditions Precedent	78
SECTION	12.03	Statements Required in Certificate or Opinion	78
SECTION	12.04	When Securities Disregarded	79
SECTION	12.05	Rules by Trustee, Paying Agent and Registrar	79

		(Continued)

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SECTION	12.06	Legal Holidays	79
SECTION	12.07	GOVERNING LAW	79
SECTION	12.08	No Recourse Against Others	79
SECTION	12.09	Successors	79
SECTION	12.10	Multiple Originals	79
SECTION	12.11	Table of Contents; Headings	80
SECTION	12.12	Severability	80
SECTION	12.13	No Adverse Interpretation of Other Agreements	80

EXHIBITS

EXHIBIT A	FORM OF SECURITY
EXHIBIT B	RESTRICTED LEGEND
EXHIBIT C	DTC LEGEND
EXHIBIT D	REGULATION S CERTIFICATE
EXHIBIT E	RULE 144A CERTIFICATE
EXHIBIT F	INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE
EXHIBIT G	CERTIFICATE OF BENEFICIAL OWNERSHIP
EXHIBIT H	TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND
EXHIBIT I	FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT J	LIST OF DRAFT AGREEMENTS
EXHIBIT K	FORM OF SECURITY AGREEMENT

INDENTURE dated as of November 28, 2006, among MOTIENT CORPORATION, a Delaware corporation (the “Issuer”), the guarantors from time to time party hereto and U.S. BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (or any successor trustee, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s Senior Secured Notes due 2007 issued on the Issue Date and (ii) any Additional Securities (as defined herein) that may be issued on any other issue date:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions.

“Acquired Debt”: with respect to any specified Person,

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities”: any Securities issued under this Indenture in addition to the Initial Securities, having the same terms in all respects as the Initial Securities except that interest will accrue on the Additional Securities from their issue date.

“Affiliate”: with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent”: any Registrar, Paying Agent or Authenticating Agent.

“Agent Member”: a member of, or a participant in, the Depositary.

“Arianespace Agreement”: the Launch Services Agreement dated November 8, 2006, between TerreStar and Arianespace.

“Asset/Equity Sale”: (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole will be governed by Section 5.03 and not by Section 5.08 and (2) the issuance or sale of Equity Interests in the Issuer or any Restricted Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset/Equity Sale:

(1)
a disposition of assets between or among the Issuer and Guarantors; provided that the transferee shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2)	an issuance or sale of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(3)
the sale, lease or disposition of equipment, inventory or products in the ordinary course of business and any sale or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

(4)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(5)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business;

(6)	foreclosure on assets;

(7)	the sale or other disposition of cash or Cash Equivalents;

(8)	a Restricted Payment that is permitted by Section 5.04 or a Permitted Investment;

(9)	the sale of Equity Interests in Unrestricted Subsidiaries;

(10)	any Event of Loss;

(11)	the disposition of up to 29,926,074 shares of Skyterra pursuant to and in accordance with Section 4.8 of the Exchange Agreement and Section 5.1 of the Registration Rights Agreement;

(12)	any asset disposition contemplated by the Master Agreement;

(13)	any issuance of common Equity Interests of the Issuer to seller or sellers in consideration for an acquisition;

(14)	any issuance or sale of Equity Interests of the Issuer to employees, directors, officers or consultants pursuant to benefit or compensation arrangements; and

(15)	any issuance of Equity Interests by any Subsidiary to directors or nominees to satisfy requirements of applicable law.

“Authenticating Agent”: a Person engaged to authenticate the Securities in the stead of the Trustee.

“Bankruptcy Law”: Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable. The term “Beneficially Own” has a corresponding meaning.

“Board of Directors”:

(1)	with respect to a corporation, the board of directors of the corporation or (except if used in the definition of “Change of Control”) any authorized committee of the Board of Directors of such Person;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

“Capital Lease Obligation”: at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock”:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents”:

(1)	United States or Canadian dollars and in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the United States or the Canadian government or any agency or instrumentality of the United States or the Canadian government or (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3)
marketable general obligations issued by any state of the United States or province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support thereof);

(4)
certificates of deposit and time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any U.S. domestic or Canadian commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(6)
commercial paper having a rating of at least A-3 from Moody’s Investors Service, Inc. or P-3 from Standard & Poor’s Rating Services and in each case maturing within nine months after the date of acquisition; and

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Certificate of Beneficial Ownership”: a certificate substantially in the form of Exhibit G.

“Certificated Security”: a Security in registered individual form without interest coupons.

“Change of Control”: the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)
any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(5)
the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Collateral”: all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities pursuant to the terms of the Security Agreement.

“Collateral Agent”: U.S. Bank, National Association.

“Commission”: the Securities and Exchange Commission or any successor agency.

“Continuing Directors”: as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office”: the office of the Trustee specified in Section 12.01 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Facilities”: with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities, commercial paper facilities or Debt Issuances with banks, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements, indentures or other documentation and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto or otherwise).

“Debt Issuances”: with respect to the Issuer or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default”: any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary”: the depositary of each Global Security, which will initially be DTC.

“Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.04.

“Domestic Subsidiary”: any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or Puerto Rico.

“DTC”: The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend”: the legend set forth in Exhibit C.

“Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default”: any of the events specified in Section 6.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Event of Loss”: any loss of, destruction of or damage to, or any condemnation or other governmental taking of any property of the Issuer or a Restricted Subsidiary.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Exchange Agreement”: the Exchange Agreement, dated as of May 6, 2006, by and among Motient Ventures Holding Inc., Skyterra and the Issuer.

“Existing Indebtedness”: Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“FCC License”: any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Issuer or its Restricted Subsidiaries, or assigned or transferred to the Issuer or its Subsidiaries pursuant to FCC consent, in each case for or in connection with the construction and/or operation of any satellite system. “FCC License” includes the U.S. FCC Letter of Intent.

“FCC License Subsidiary”: a wholly owned subsidiary of TerreStar that may hold TerreStar’s FCC Licenses in the United States or to which TerreStar’s FCC Licenses in the United States may be assigned.

“Financing Documents”: the collective reference to this Indenture, the Securities, the Purchase Agreement and the Security Agreement.

“Financing Parties”: the collective reference to the Issuer and each of the Guarantors.

“Foreign Subsidiary”: any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security”: a Security in registered global form without interest coupons.

“Government Notes”: non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee”: a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor”:

(1)	each of the Issuer’s Domestic Subsidiaries on the Issue Date, other than any Immaterial Subsidiaries;

(2)	each Restricted Subsidiary that, after the Issue Date, executes a supplemental indenture pursuant to Section 4.07 substantially in the form of Exhibit I hereto; and

(3)	their respective successors and assigns,

in each case until released from its Security Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations”: with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” or “Securityholder”: the Person in whose name a Security is registered on the Registrar’s books.

“Immaterial Subsidiary”: as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1,000,000 and whose total revenues for the most recent 12 month period do not exceed $1,000,000; provided that a Restricted Subsidiary shall not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer or any Guarantor; provided further that a Restricted Subsidiary shall not be considered as an Immaterial Subsidiary if it holds any material telecommunication license, authorization, approval or permit or any material intellectual property. An Immaterial Subsidiary shall remain an Immaterial Subsidiary (and shall not be deemed to have ceased to be such) until the earlier of (i) 45 days after the last day of any fiscal quarter on which such Subsidiary no longer qualifies as such or (ii) the date on which financial statements become available showing that such Subsidiary no longer qualifies as such as of the date of such financial statements.

“Indebtedness”: with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	in respect of letters of credit, banker’s acceptances or other similar instruments;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than 12 months after such property is acquired or such services are completed;

(6)
all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any preferred stock (but excluding, in each case, any accrued dividends); or

(7)	representing any Hedging Obligations;

provided, however, that Indebtedness shall be deemed not to include (1) obligations to make payments to one or more insurers under satellite launch insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (2) any obligations of the Issuer and the Guarantors to make progress or incentive payments under any satellite manufacturing contract (including the Satellite Construction Agreement) or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; or (3) purchase price holdbacks in connection with purchasing in the ordinary course of business of such Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
in the case of any Disqualified Stock of the specified Person or any Guarantor or preferred stock of a Restricted Subsidiary that is not a Guarantor, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Indenture; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the liquidation preference of such Disqualified Stock or preferred stock;

(3)
in the case of any Hedging Obligations, the net amount payable by a Person (but not to such Person) if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and

(4)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture”: this Indenture as amended or supplemented from time to time.

“Industry Canada”: the Canadian federal Department of Industry or any successor agency thereto.

“Industry Canada License”: any license, authorization, approval, or permit granted by Industry Canada under the Radiocommunication Act (Canada) and the Telecommunications Act (Canada), and the regulations promulgated thereunder, or which have been assigned or transferred pursuant to Industry Canada consent, to TerreStar Canada or its Subsidiaries or joint ventures, whether for or in connection with the construction and/or operation of any satellite system.

“Initial Purchasers”: in the case of any Securities, the initial purchasers thereof.

“Initial Securities”: the Securities issued on the Issue Date and any Securities issued in replacement thereof.

“Institutional Accredited Investor Certificate”: a certificate substantially in the form of Exhibit F hereto.

“Investments”: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (excluding Guarantees or other obligations permitted by Section 5.01), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer or the applicable Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 5.04(c). The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 5.04(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date”: November 28, 2006.

“Issuer”: the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Lien”: with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof.

“Master Agreement”: the Master Agreement, dated October 2006, by and among Telesat Canada, BCE Inc., TerreStar, TerreStar Canada, TerreStar Canada Holdings, TMI and the Issuer.

“Material Adverse Effect”: a material adverse effect on the business, assets, financial condition, results of operations, or prospects of the Issuer and its Subsidiaries taken as a whole.

“Maturity Date”: November 30, 2007.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Holders, on real property of a Financing Party, including any amendment, modification or supplement thereto.

“Net Award”: any awards or proceeds in respect of any condemnation or other eminent domain proceeds relating to any Collateral.

“Net Cash Proceeds”: with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Insurance Proceeds”: any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Collateral.

“Net Proceeds”: the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset/Equity Sale or Recovery Event (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset/Equity Sale), net of the direct costs relating to such Asset/Equity Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset/Equity Sale, taxes paid or payable as a result of the Asset/Equity Sale or Recovery Event, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset/Equity Sale and retained by the Issuer and/or the Restricted Subsidiaries.

“Non-Recourse Debt”: Indebtedness,

(1)
as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or to cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing (including by posting on the Issuer’s website) that they will not have any recourse to the assets of the Issuer or any Restricted Subsidiary.

“Non-U.S. Person”: a Person that is not a U.S. person, as defined in Regulation S.

“Obligations”: any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officers”: any of the Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary or Assistant Secretary.

“Officers’ Certificate”: a certificate signed by two Officers.

“Offshore Global Security”: a Global Security representing Securities issued and sold pursuant to Regulation S.

“Opinion of Counsel”: a signed written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Pari Passu Indebtedness”: any Indebtedness of the Issuer or any Restricted Subsidiary that ranks pari passu in right of payment with the Securities or the Security Guarantees and in the case of any Indebtedness of the Issuer or a Guarantor, is equally and ratably secured by the Collateral.

“Permanent Offshore Global Security”: an Offshore Global Security that does not bear the Temporary Offshore Global Security Legend.

“Permitted Business”: the provision of telecommunications and other data-related services and any business incidental or reasonably related or complementary thereto.

“Permitted Investments”:

(1)	any Investment in the Issuer or in a Restricted Subsidiary that is a Guarantor;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary that becomes a Guarantor; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary that is a Guarantor;

(4)	any Investment made as a result of the receipt of non-cash consideration in connection with a disposition of assets;

(5)
workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(6)
loans or advances to employees (other than executive officers) or guarantees of third-party loans to such employees made in the ordinary course of business of the Issuer and the Restricted Subsidiaries in an aggregate amount not to exceed $1.0 million at any one time outstanding; provided that the Issuer and any Restricted Subsidiary shall comply in all material respects with the provisions of the Sarbanes-Oxley Act relating to such loans, advances or guarantees;

(7)
any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8)	Hedging Obligations;

(9)
advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

(10)	Investments existing on the Issue Date;

(11)	advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business, including payments under Satellite Construction Agreement and the Arianespace Agreement;

(12)	Investments in TerreStar Canada and TerreStar Canada Holdings required to be made by TerreStar under the TerreStar Canada Transactions Documents;

(13)	Investments in split dollar life insurance policies on officers and directors of the Issuer and its Subsidiaries in the ordinary course of business;

(14)	any Investments solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; and

(15)
any other Investments having a fair market value (measured on the date each such Investment is made and without giving effect to subsequent changes in value) not to exceed $10.0 million in the aggregate.

“Permitted Liens”:

(1)	Liens in favor of the Issuer or any Guarantor;

(2)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to and not incurred in connection with the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

(3)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary, provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5)	Liens existing on the Issue Date;

(6)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(7)
Liens on assets of the Issuer or its Subsidiaries to secure Indebtedness (including Capital Lease Obligations) permitted by Section 5.01(b)(4) covering only the assets acquired with or financed by such Indebtedness and the proceeds thereof;

(8)	statutory Liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(9)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(10)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(11)
survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens created for the benefit of (or to secure) the Securities or the Security Guarantees or any obligations owing to the Holders;

(13)	rights of banks to set off deposits against debts owed to said banks;

(14)
Liens upon specific items of inventory or other goods of the Issuer or its Subsidiaries and the proceeds thereof securing the Issuer’s or any Restricted Subsidiary’s Obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the proceeds thereof;

(16)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)
Liens encumbering property or assets under construction (and the proceeds thereof) arising from progress or partial payments by a customer of the Issuer or one of its Subsidiaries relating to such property or assets;

(18)	Liens on property or assets of the Issuer or its Subsidiaries to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness, (y) all accrued interest thereon and (z) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(19)
Liens to secure (a) any Indebtedness permitted pursuant to clauses (1) or (12) of Section 5.01(b) or (b) any guarantee permitted pursuant to clause (8) of Section 5.01(b), so long as the Indebtedness being guaranteed is permitted to be secured, which Liens, in either case are junior to or equal and ratable with the Lien securing the Securities pursuant to an intercreditor agreement.

“Permitted Refinancing Indebtedness”: any Indebtedness of the Issuer or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are to be used to extend, refinance, renew, replace, defease, refund or discharge the Securities (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums incurred in connection therewith) in full; provided that the Securities are so repaid (or the Securities are defeased pursuant to Section 8.01(b)) within 30 days of the incurrence of such Permitted Refinancing Indebtedness.

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Agreement”: that certain Securities Purchase Agreement, dated as of the Issue Date, among the Issuer, the initial guarantors and the Initial Purchasers of the Initial Securities.

“Purchase Money Indebtedness”: Indebtedness,

(1)	consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations; and

(2)	incurred to finance the acquisition, lease or construction by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred within 90 days after the acquisition, or the completion of construction or improvement by the Issuer or such Restricted Subsidiary of such asset.

“Recovery Event”: any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds in excess of $10.0 million for the Issuer or any Restricted Subsidiary.

“Registration Rights Agreement”: the Registration Right Agreement, dated as of September 25, 2006, by and between Skyterra and the Issuer.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Certificate”: a certificate substantially in the form of Exhibit D hereto.

“Required Holders”: the Holders of a majority in principal amount of the outstanding Securities under this Indenture.

“Restricted Investment”: an Investment other than a Permitted Investment.

“Restricted Legend”: the legend set forth in Exhibit B.

“Restricted Period”: the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary”: with respect to a Person, any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” refers to a Restricted Subsidiary of the Issuer.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Certificate”: (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Security (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P”: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sarbanes-Oxley Act”: the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

“Satellite Construction Agreement”: the Second Amended and Restated Contract, dated August 2005, between TerreStar and Space Systems/Loral, Inc., as the same may be waived, amended, modified or supplemented from time to time.

“Secured Indebtedness”: any Indebtedness secured by a Lien on assets of the Issuer or any Guarantor.

“Securities”: any securities authenticated and delivered under this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), “Securities” shall include such Additional Securities for purposes of this Indenture. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Agreement”: the Security Agreement dated of even date herewith between the Financing Parties and the Collateral Agent, substantially in the form attached hereto as Exhibit K.

“Security Guarantee”: the unconditional Guarantee by each Guarantor of the Issuer’s Obligations under the Securities, as set forth in Article 10 hereof. Any Guarantor that is not a party to this Indenture on the Issue Date shall become a Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to Section 4.07 substantially in the form of Exhibit I.

“Securityholder”: any Holder of Securities.

“Significant Subsidiary”: any Restricted Subsidiary that would be (or group of Restricted Subsidiaries that together would be) a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Skyterra”: Skyterra Communications, Inc.

“Stated Maturity”: with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary”: with respect to any specified Person,

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Temporary Offshore Global Security”: an Offshore Global Security that bears the Temporary Offshore Global Security Legend.

“Temporary Offshore Global Security Legend”: the legend set forth in Exhibit H.

“TerreStar”: TerreStar Networks Inc.

“TerreStar Canada”: TerreStar Networks (Canada) Inc.

“TerreStar Canada Holdings”: TerreStar Networks Holdings (Canada) Inc.

“TerreStar Canada Transactions Documents”: the Master Agreement and all the other Transaction Documents (as defined therein).

“TMI”: TMI Communications and Company, Limited Partnership, a limited partnership formed under, and governed by, the laws of the Province of Quebec, or any successor thereto.

“Trustee”: the party named as such in this Indenture until a successor replaces it, and, thereafter, means the successor.

“Trust Officer”: when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code”: the New York Uniform Commercial Code as in effect from time to time.

“United States”: the United States of America.

“United States Person”: any Person organized under the laws of the United States or any state thereof or the District of Columbia.

“Unrestricted Subsidiary”: TerreStar Networks Bermuda Ltd.

“U.S. FCC Letter of Intent”: the reservation of spectrum granted to TMI for a 2 GHz mobile satellite system pursuant to a letter of intent authorization reinstated by the FCC on June 29, 2004, as modified.

“U.S. Global Security”: a Global Security that bears the Restricted Legend representing Securities issued to a buyer located in the United States and eligible for resale pursuant to Rule 144A.

“Voting Stock”: of any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person: a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02  Other Definitions.

Affiliate Transaction	5.05(a)
Cash Escrow Account	4.05
Change of Control Offer	3.09(a)
Covenant Defeasance	8.01(c)
DTC	2.03
Event of Default	6.01(a)
Guaranteed Obligations	11.01(a)
Indemnified Party	7.06
Issuer	Preamble
Legal Defeasance	8.01(b)
Legal Holiday	12.06
Offer Amount	3.09(a)(1)(ii)
Offer Period	3.09(a)(1)
Paying Agent	2.03
protected purchaser	2.06
Purchase Date	3.09(a)(1)(ii)
Register	2.11(a)
Registrar	2.03
Repurchase Offer	3.09(a)
Restricted Payments	5.04
retiring Trustee	7.08
Successor Person	5.03(a)(1)
Trustee	Preamble

SECTION 1.03  Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means “including without limitation”;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) all references to “principal” of the Securities include redemption price; and

(h) all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

ARTICLE 2
THE SECURITIES

SECTION 2.01  Form, Dating and Denominations.

(a) The Securities and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Security will be dated the date of its authentication. The Securities will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof. The Initial Securities will be issued in the form of Global Securities and a Certificated Security to be held by the Gary & Karen Singer Children's Trust.

(b)  (1) Except as otherwise provided in paragraph (c), Section 2.12(b)(3), (b)(5), or (c) or Section 2.11(b)(4), each Initial Security or Initial Additional Security (other than a Permanent Offshore Global Security) will bear the Restricted Legend.

            (2) Each Global Security will bear the DTC Legend.

            (3) Each Temporary Offshore Global Security will bear the Temporary Offshore Global Security Legend.

            (4) Additional Securities offered and sold in reliance on Regulation S will be issued as provided in Section 2.13(a).

(c)   (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Security (or a beneficial interest therein) are effected in compliance with the Securities Act, or

   (2) after an Initial Security or any Additional Security is sold pursuant to an effective registration statement under the Securities Act, the Issuer may instruct the Trustee to cancel the Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Security bearing the Restricted Legend (or any beneficial interest in such a Security), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.

SECTION 2.02  Execution and Authentication; Additional Securities.

(a) An Officer shall execute the Securities for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

(b) A Security will not be valid until the Trustee manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver:

(1) Initial Securities for original issue in the initial aggregate principal amount not to exceed $200,000,000, and

(2) Additional Securities from time to time for original issue in aggregate principal amounts specified by the Issuer, after receipt by the Trustee of an Officers’ Certificate specifying:

(i) the principal amount of each of the Securities to be authenticated and the date on which the Securities are to be authenticated,

(ii) the registered holder of each of the said Securities,

(iii) delivery instructions for each such Security,

(iv) whether the Securities are to be Initial Securities or Additional Securities,

(v) in the case of Additional Securities, that the issuance of such Securities does not contravene any provision of Section 5.01,

(vi) whether the Securities are to be issued as one or more Global Securities or Certificated Securities, and

(vii) other information the Issuer may determine to include or the Trustee may reasonably request.

SECTION 2.03  Registrar and Paying Agent.  The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. Either the Issuer or any domestically organized Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Upon issuance of any Global Securities, the Issuer shall appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the securities custodian with respect to any Global Securities.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

SECTION 2.04  Paying Agent to Hold Money in Trust.  By 10:00 a.m. on each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06  Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any cost, expense or loss that any of them may suffer if a Security is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.07  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08  Temporary Securities.  Until Certificated Securities and Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Certificated Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.09  Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer, or if the Issuer so agrees, may destroy canceled Securities, in accordance with the Trustee’s customary procedures. The Issuer shall not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.10  CUSIP Numbers.  The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in “CUSIP” numbers.

SECTION 2.11  Registration, Transfer and Exchange.

(a)   The Securities will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b)     (1) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and (ii) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.12.

(3) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Security does not bear the Restricted Legend, then the Certificated Securities issued in exchange therefor will not bear the Restricted Legend. If such Security bears the Restricted Legend, then the Certificated Securities issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Security will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.12. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for such purpose; provided that

(1) no transfer or exchange will be effective until it is registered in such register; and

(2) the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer of or exchange any Security on or after the regular record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e)    (1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2) Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Security to Global Security. If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4) Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

SECTION 2.12  Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.11 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Security (or a beneficial interest therein) of the type set forth in column A below for a Security (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.
A	B	C
U.S. Global Security	U.S. Global Security	(1)
U.S. Global Security	Offshore Global Security	(2)
U.S. Global Security	Certificated Security	(3)
Offshore Global Security	U.S. Global Security	(4)
Offshore Global Security	Offshore Global Security	(1)
Offshore Global Security	Certificated Security	(5)
Certificated Security	U.S. Global Security	(4)
Certificated Security	Offshore Global Security	(2)
Certificated Security	Certificated Security	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Security. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Security, no certification is required and the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Security (or a beneficial interest therein)

(1) after such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officers’ Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

SECTION 2.13  Reg. S Temporary Offshore Global Securities.

(a) Each Security originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Securities that bear the Temporary Offshore Global Security Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Security (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Security, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Security, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Security, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Security shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Security or transferred for an interest in another Global Security or a Certificated Security.

SECTION 2.14  Defaulted Interest.  If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 3
REDEMPTION

SECTION 3.01  Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to Section 3.07 or is required to redeem Securities pursuant to Section 5.08(b), it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of this Indenture pursuant to which the redemption shall occur.

The Issuer shall give the notice to the Trustee provided for in this Section not less than 15 nor more than 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee, unless the Trustee otherwise agrees. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02  Selection.  If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Initial Securities and any Additional Securities, as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03  Notice.  Notices of redemption shall be mailed by first class mail at least 15 but not more than 30 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 30 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Notices of redemption may be conditioned upon the occurrence of any event or transaction.

The notice shall identify the Securities to be redeemed and shall state:

(a) the redemption date and any conditions to the occurrence thereof;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(f) that, unless the Issuer defaults in making such redemption payment, any condition to such redemption is not satisfied or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the Section hereof pursuant to which the Securities called for redemption are being redeemed;

(h) the CUSIP number, if any, printed on the Securities being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders) made at least 20 days prior to the redemption date, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section and shall prepare the text of the notice of redemption.

SECTION 3.04  Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the date fixed for redemption and at the redemption price stated in the notice, unless any condition to such redemption set forth in the notice of redemption is not satisfied. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Securityholder of the redeemed Securities registered at the close of business on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05  Deposit of Redemption Price.  By 12:00 noon on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date.

SECTION 3.06  Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07  Optional Redemption.

(a) The Securities may not be optionally redeemed prior to the two-month anniversary of the Issue Date. On that date and thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the applicable period following the Issue Date indicated below:

Period	Percentage
January 28 to February 27	101.000%
February 28 to March 27	101.000%
March 28 to April 27	101.000%
April 28 to May 27	101.000%
May 28 to June 27	101.500%
June 28 to July 27	101.750%
July 28 to August 27	102.000%
August 28 to September 27	102.500%
September 28 to October 27	103.000%
After October 27	103.500%

(b) Any redemption pursuant to Section 3.07(a), shall be in a minimum aggregate principal amount of Securities of $1,000,000 (or, if less, the entire principal amount of Securities then outstanding).

SECTION 3.08  No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

SECTION 3.09  Repurchase Offers.

(a) If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a “Repurchase Offer”) pursuant to Section 5.09 (a “Change of Control Offer”), the Issuer shall follow the procedures specified in this Section 3.09:

(1) Within 30 days after a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 5.09(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or Section 5.08(b)), the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the “Offer Period”), by sending a notice to the Trustee and each of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control, as the case may be, and shall state:

(i) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section  5.09;

(ii) that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities (such amount, the “Offer Amount”), the purchase price and that on the date specified in such notice (the “Purchase Date”), which date shall be no earlier than 15 days and no later than 30 days from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section  5.09;

(iii) that any Security not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

(vi) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Security by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, in each case with a copy to the Trustee, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(viii) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(ix) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(2) On (or at the Issuer’s election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter. For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

(b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

(c) Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

(d) Other than as specifically provided in this Section 3.09 or Section  5.09, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

ARTICLE 4
AFFIRMATIVE COVENANTS

So long as any Security remains outstanding:

SECTION 4.01  Financial Statements.  For so long as the Issuer is subject to the reporting requirements of Section 13 and Section 15(d) of the Exchange Act and any Securities under this Indenture are outstanding, the Issuer shall file with the Commission and provide the Trustee and the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States Person subject to such Sections; provided, however, that (i) the Issuer shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings, and (ii) the Issuer shall not be required under this Indenture to include the separate financial statements of any Guarantor in any such filing.

At any time when the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Securities under this Indenture are outstanding, the Issuer will provide to the Trustee and the Holders (which providing may be made via an Internet website, via delivery of a hard copy, via email or otherwise):

(a) within 90 days after the end of each fiscal year of the Issuer to end after the Issue Date, a copy of the audited consolidated financial statements of the Issuer and its consolidated Subsidiaries for such fiscal year, reported on by Friedman LLP or other independent certified public accountants of nationally recognized standing, and a Management’s Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in an Annual Report on Form 10-K of the Issuer or any of its Subsidiaries were the Issuer or such Subsidiary subject to an obligation to file such a report under the Exchange Act;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer to end after the Issue Date, the unaudited consolidated financial statements of the Issuer and its consolidated Subsidiaries for such quarterly period, and a Management’s Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in a Quarterly Report on Form 10-Q of the Issuer or any of its Subsidiaries were the Issuer or such Subsidiary subject to an obligation to such a report under the Exchange Act, certified by the chief financial officer, controller or treasurer of the Issuer as being fairly stated in all material respects (subject to normal year-end audit adjustments and absence of footnotes); and

(c) within the periods required by the Commission for issuers subject to the requirements of Section 13(d) or 15(d) of the Exchange Act, the information that would be required to be filed with the Commission in Current Reports in Form 8-K (other than in respect of Items 1.01 (in the case of management compensation and similar agreements only), 2.02, 3.01, 3.02, 3.03, 5.03, 5.04, 5.05, 7.01, 8.01 and 9.01 (or any successor items to such items) under Form 8-K) if the Issuer or any of its Subsidiaries were subject to such reporting requirements;

provided, however, that the reports set forth in clauses (a), (b) and (c) above shall not be required to: (a) contain any certification required by any such form or the Sarbanes-Oxley Act, (b) include separate financial statements of any Guarantor or (c) include any exhibit. Additionally, substantially concurrently with the delivery to the Trustees and the Holders of the reports specified in (a), (b) and (c) above, the Issuer shall post copies of such reports on its website.

In addition, the Issuer will furnish to the Holders and to prospective investors in the Securities, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

All financial statements required to be delivered pursuant to this Section 4.01 shall be complete and correct in all material respects (subject, in the case of the financial statements to be delivered pursuant to paragraph (b) of this Section 4.01, to normal year-end audit adjustments and absence of footnotes) and shall be prepared in reasonable detail and in accordance with GAAP.

SECTION 4.02  Payment of Obligations.

(a) The Issuer shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Holders.

SECTION 4.03  Corporate Existence.  Except as otherwise permitted in this Indenture, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existences and the corporate, partnership, limited liability company or other existence of each Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time).

SECTION 4.04  Licenses.  The Issuer shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to assign the U.S. FCC Letter of Intent to TerreStar or the FCC License Subsidiary on or before the Maturity Date. The Issuer and its Subsidiaries shall use commercially reasonable efforts to maintain in full force and effect all of their material FCC Licenses.

SECTION 4.05  Cash Escrow Account.  The Issuer shall, at all times prior to May 31, 2007, maintain in an escrow account maintained with the Collateral Agent (the “Cash Escrow Account”) an amount of cash no less than 6.5417% of the then outstanding principal amount of the Securities.

SECTION 4.06  Mirror Note.   The Issuer may invest a portion of the proceeds of the Securities in TerreStar in the form of an equity investment in order to increase their percentage ownership interest therein to up to 81%. The remaining portion of the proceeds of the Securities that is invested by the Issuer in TerreStar shall be lent to TerreStar in exchange for a note on substantially the same terms and conditions as the Securities (the “Mirror Note”), provided that (i) the Mirror Note shall not contain any covenants other than equivalents of Section 5.08 (to the extent applicable to Terrestar) and Section 5.09 of this Indenture and shall not be issued under an indenture, (ii) to the maximum extent permissible by the applicable Collateral and relevant contractual restrictions, the Mirror Note shall be secured on a subordinated basis only by Terrestar’s right, title and interest in the Collateral and otherwise on terms substantially similar to those set forth in the Security Agreement, (iii) the Mirror Note shall not be guaranteed by any Person, and (iv) any Event of Default under this Indenture (but not any other event or circumstance) shall constitute an Event of Default under the Mirror Note. The Issuer shall maintain ownership of such note at all times while any Securities are outstanding.

SECTION 4.07  Additional Guarantees and Collateral.

(a) With respect to any property acquired after the Issue Date by the Issuer or any Guarantor (other than (w) except as provided in (f) below, any fee or leasehold interest in real property, (x) immaterial property, or (y) any property described in paragraph (b) below), that is intended to be subject to the security interests created by the Security Agreement but which is not so subject thereto, the Issuer shall, and shall cause the relevant Guarantor to, promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Agreement or such other documents as the Collateral Agent reasonably deems necessary or advisable to grant to the Holders, a security interest in such property and (ii) file any financing statement or deliver any stock certificates and accompanying powers necessary to grant to the Holders perfected first priority security interest (subject to Permitted Liens) in such property.

(b) If the Issuer or any of the Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Domestic Subsidiary that is a Subsidiary, directly or indirectly, of a Foreign Subsidiary) after the Issue Date, then that newly acquired or created Domestic Subsidiary shall become a Guarantor by executing and delivering to the Trustee a supplemental indenture in the form of Exhibit I hereto within 10 Business Days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until 10 Business Days after it ceases to be an Immaterial Subsidiary.

(c) If any Restricted Subsidiary that is not a Guarantor shall Guarantee any Indebtedness of the Issuer or any Guarantor while the Securities are outstanding, then such Subsidiary shall become a Guarantor under this Indenture and shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit I hereto.

(d) Any Restricted Subsidiary that is not required to be a Guarantor may at any time become a Guarantor at its election by executing and delivering to the Trustee a supplemental indenture in the form of Exhibit I hereto.

(e) The Issuer (i) shall cause each Guarantor to become a party to the Security Agreement and (ii) shall, or shall cause the Subsidiaries to, file any financing statement or deliver any stock certificates and accompanying powers necessary to grant to the Holders perfected first priority security interests (subject to Permitted Liens) in the Equity Interests of such newly acquired or created Subsidiaries and their assets, to the extent that the foregoing would constitute Collateral.

(f) The Issuer will, and will cause each Guarantor to, promptly grant to the Holders security interests and mortgages in such owned real property of the Issuer or any such Guarantor as are acquired after the Issue Date by the Issuer or such Guarantor and that, together with any improvements thereon, individually has a value in excess of $1,000,000, as additional security for the obligations of the Financing Parties under any Financing Document (unless the subject property is already mortgaged to a third party to the extent permitted by Section 5.02 or has been owned by the Issuer or such Guarantor for less than three months and shall be sold pursuant to a sale and lease back transaction within three months of the date of acquisition by the Issuer or such Guarantor). Such mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens. The mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Holders required to be granted pursuant to the mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

(g) In the event of:

(1) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or

(2) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer,

then the Person acquiring such assets (in the case of clause (1)) or such Guarantor (in the case of clause (2)) will be automatically released and relieved of any obligations under its Security Guarantee and the other Financing Documents; provided that such sale or other disposition is in compliance with this Indenture (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be so applied).

(h) Any Guarantor that becomes an Immaterial Subsidiary in accordance with the provisions of this Indenture will be released from its Security Guarantee and the other Financing Documents.

(i) Any Guarantee given by any Restricted Subsidiary that was required to be given by Section 4.07(c) hereof shall be automatically released upon the release by the holders of the Indebtedness described in Section 4.07(c) or the guarantee thereof by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which resulted in the Securities being guaranteed by such Restricted Subsidiary, at such time as (i) no other Indebtedness of the Issuer and the other Guarantors has been guaranteed by such Restricted Subsidiary or (ii) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

(j) The Collateral Agent shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Security Guarantee and the other Financing Documents upon receipt of an Officer’s Certificate by the Issuer or such Guarantor stating that all conditions set forth in Section 4.07(g), (h) or (i) above, as applicable, have been satisfied.

SECTION 4.08  Maintenance of Insurance.

(a) The Issuer will obtain, and will cause the Restricted Subsidiaries to obtain, prior to the launch of each satellite and will maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as are customary in the industry for similar persons at the time of such launch.

(b) The Collateral Agent, on behalf of the Holders and for their benefit, shall be named as beneficiary of the insurance obtained pursuant to this Section 4.08.

SECTION 4.09  Regulatory Approvals and Licenses.  The Issuer will, and will cause the Restricted Subsidiaries to, use commercially reasonable efforts to obtain regulatory approvals and licenses contemplated in the Issuer’s business plan on or before the Maturity Date (to the extent such plan contemplates such approvals and licenses would be obtained by such date).

ARTICLE 5
NEGATIVE COVENANTS

So long as any Security remains outstanding:

SECTION 5.01  Indebtedness.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt).

(b) The provisions of clause (a) of this Section 5.01 will not apply to any of the following items of Indebtedness:

(1) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities (including Guarantees of such Indebtedness by the Issuer or any of its Subsidiaries); provided that the aggregate principal amount of such Indebtedness outstanding pursuant to this clause (1) without duplication (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof), does not exceed an amount equal to $25.0 million; provided further that the aggregate principal amount of Indebtedness outstanding pursuant to clauses (1), (4) and (12) without duplication (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof), does not exceed an amount equal to $50.0 million;

(2) the incurrence by the Issuer and the Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Securities and the Security Guarantees;

(4) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness with respect to assets other than Capital Stock or other Investments, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in a Permitted Business; provided that the aggregate principal amount of Indebtedness outstanding pursuant to clauses (1), (4) and (12) without duplication (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof), does not exceed an amount equal to $50.0 million;

(5) the incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, discharge, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (3) or (5) of this Section 5.01(b);

(6) the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness owing to the Issuer or any Restricted Subsidiary; provided, however, that:

(i) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities or the Security Guarantees; and

(ii) (A) any subsequent issuance or transfer of Equity Interests or any other event that results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary or (B) any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations;

(8) the guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is (A) pari passu in right of payment to the Securities or any Security Guarantee, then the Guarantee related to such Indebtedness shall rank equally or junior in right of payment to the Securities or such Security Guarantee, as the case may be, or (B) subordinated in right of payment to the Securities or any Security Guarantee, then the Guarantee of such Indebtedness shall be subordinated in right of payment to at least the same extent to the Securities or such Security Guarantee, as the case may be;

(9) the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) in the ordinary course of business inadvertently drawn against insufficient funds, provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(10) the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary incurred in respect of trade letters of credit, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary, in each case, in the ordinary course of business;

(11) the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary arising from any agreement of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock, provided, however, in the case of a disposition, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(12) the incurrence of additional Indebtedness by the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (12) and then outstanding, does not exceed $10.0 million; provided, however, that any Indebtedness incurred under this clause (12) shall have a Weighted Average Life to Maturity that is greater than the then remaining Weighted Average Life to Maturity of the Securities; provided further that the aggregate principal amount of Indebtedness outstanding pursuant to clauses (1), (4) and (12) without duplication (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof), does not exceed an amount equal to $50.0 million.

(c) The Issuer shall not permit any of the Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt. If any Non-Recourse Debt of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Debt or such Unrestricted Subsidiary shall be redesignated a Restricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

(d) For purposes of determining compliance with this Section 5.01:

(1) in the event that any Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (12) of Section 5.01(b), the Issuer, in its sole discretion, will be permitted to classify (or later from time to time reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section 5.01;

(2) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same, or less onerous, terms, the reclassification of preferred stock of the Issuer or any Subsidiary as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, the accrual of dividends on Disqualified Stock or preferred stock, the accretion of the liquidation preference of Disqualified Stock or preferred stock and the fluctuation in amount of any Indebtedness in the form of Hedging Obligations, in each case, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant;

(3) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to Section 5.01(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4) Indebtedness permitted by this Section 5.01 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 5.01 permitting such Indebtedness; and

(5) for the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 5.01, the maximum amount of Indebtedness that the Issuer and the Restricted Subsidiaries may incur pursuant to this Section 5.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 5.02  Limitation on Liens.   The Issuer shall not and shall not permit any Restricted Subsidiary to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired.

SECTION 5.03  Prohibition of Fundamental Changes.

(a) The Issuer shall not directly or indirectly (x) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1) either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (the “Successor Person”) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Successor Person (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Securities, this Indenture and all the other Financing Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which security interest may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Issuer and its Subsidiaries are in compliance in all material respects with all applicable FCC milestones and all other FCC rules, regulations and published policies applicable to them with respect to their FCC Licenses, except to the extent waived or amended by the FCC or as would not, individually or in the aggregate, have a Material Adverse Effect;

(5) TerreStar Canada and its Subsidiaries are in compliance in all material respects with all applicable Industry Canada milestones and all other Industry Canada rules, regulations and published policies applicable to them with respect to their Industry Canada Licenses, except to the extent waived by Industry Canada or as would not, individually or in the aggregate, have a Material Adverse Effect; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with the provisions of this Indenture.

(b) For purposes of this Section 5.03, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c) The Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the other Financing Documents, and, except in the case of a lease of all or substantially all its assets, the Issuer will be released from the obligation to pay the principal of and interest on the Securities and its other Obligations under the Financing Documents.

(d) Notwithstanding the preceding, (x) any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to the Issuer or to any Guarantor and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction.

SECTION 5.04  Restricted Payments.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Equity Interests (including any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) or to the direct or indirect holders of the Issuer’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, distributions or other payments payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3) purchase, redeem or otherwise acquire or retire for value any Equity Interests of any Restricted Subsidiary which are not owned by the Issuer or a Restricted Subsidiary for consideration other than Equity Interests of the Issuer;

(4) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor (other than Indebtedness among the Issuer and the Guarantors) that is contractually subordinated to the Securities or to any Security Guarantee, except a payment of principal at the Stated Maturity thereof, or within one year of such Stated Maturity; or

(5) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

(b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any redemption (other than a redemption that is then revocable) within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Issuer;

(3) the defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Securities or to any Security Guarantee in exchange for, or out of the net cash proceeds of the substantially concurrent incurrence of, Permitted Refinancing Indebtedness (other than to a Subsidiary of the Issuer);

(4) the payment of any dividend or distribution by a Restricted Subsidiary that is wholly-owned by the Issuer, either directly or indirectly, through one or more Restricted Subsidiaries, to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer held by any current or former officer, director, employee or consultant of the Issuer or any Restricted Subsidiary or their estates or heirs pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such Equity Interests repurchased, redeemed, acquired or retired pursuant to this clause may not exceed $1.0 million in the aggregate during the term of this Indenture; provided further that such amount may be increased by an amount not to exceed:

(i) the cash proceeds received by the Issuer since the Issue Date from the sale of Equity Interests of the Issuer to employees, directors, officers or consultants of the Issuer or its Subsidiaries after the Issue Date; plus

(ii) the cash proceeds from key man life insurance policies received by the Issuer and the Restricted Subsidiaries after the Issue Date (including proceeds from the sales of such policies to the persons insured thereby);

provided further that a cancellation in connection with a repurchase of Equity Interests of the Issuer of Indebtedness owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries incurred to finance the acquisition of such Equity Interests by such individuals shall not be deemed to constitute a Restricted Payment;

(6) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities as a result of the payment of all or any portion of the exercise price thereof and other Restricted Payments deemed to occur upon the conversion of the preferred stock of the Issuer outstanding on the Issue Date pursuant to the terms of such preferred stock as they exist on the Issue Date;

(7) dividends required by the terms of the preferred stock of the Issuer outstanding on the Issue Date, as such terms exist on the Issue Date;

(8) Restricted Payments in the form of distributions to the Issuer’s common shareholders of up to 25,478,273 shares of common stock of Skyterra pursuant to and in accordance with Section 4.8 of the Exchange Agreement and Section 5.1 of the Registration Rights Agreement;

(9) Restricted Payments in the form of distributions to the Issuer’s preferred shareholders (upon the conversion of their preferred shares) of up to 4,447,801 shares of common stock of Skyterra; and

(10) Restricted Payments in the form of distributions of the common shares of TerreStar Networks Bermuda Ltd.

(c) The amount of any Restricted Payment (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued (or deemed issued) by the Issuer or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment that is required to be valued by this covenant shall be determined by the Board of Directors of the Issuer acting in good faith.

(d) If any Person (other than an Unrestricted Subsidiary) in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments to the extent that such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

SECTION 5.05  Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction in arm’s-length dealings by the Issuer or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a written resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate certifying that a majority of the disinterested members, if any, of the Board of Directors have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with this covenant; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written opinion as to the fairness to the Issuer of such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; provided that in the case of any Affiliate Transaction or series of Affiliate Transactions involving aggregate consideration less than $20.0 million, (i) the Issuer shall only be required to use commercially reasonable efforts to obtain a fairness opinion, (ii) the Issuer shall not be required to obtain a fairness opinion if the price thereof, based on two quotations, would exceed $100,000 and (iii) the Issuer shall not be required to obtain a fairness opinion if, based on two proposals, one cannot be obtained in a timely manner, it being understood that if the obtaining of a fairness opinion would be expected to cause a delay that would jeopardize consummation of the relevant transaction, then no fairness opinion shall be required.

(b) Notwithstanding the foregoing, none of the following shall be prohibited by this Section 5.05 (or be deemed to be Affiliate Transactions):

(1) reasonable and customary (A) directors’ fees and indemnification and similar arrangements, (B) consulting fees in an amount not to exceed $250,000 per fiscal year, (C) employee salaries, bonuses and employment agreements (including indemnification arrangements) and (D) compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee (including customary benefits thereunder) and payments pursuant thereto;

(2) transactions between or among the Issuer and/or the Restricted Subsidiaries and Guarantees issued by and other transactions of the Issuer or any of the Restricted Subsidiaries for the benefit of Issuer or any of the Restricted Subsidiaries, as the case may be, in accordance with Section 5.01;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer or any Restricted Subsidiary solely because the Issuer or any Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(4) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

(5) issuances and sales of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith, or the receipt of capital contributions from Affiliates of the Issuer to the Issuer;

(6) Restricted Payments that are permitted by Section 5.04 and Permitted Investments (other than pursuant to clauses (3) and (11) of the definition of “Permitted Investments”);

(7) any agreement to which the Issuer or any Restricted Subsidiary is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, and the transactions contemplated thereby; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that in the judgment of the Board of Directors of the Issuer or senior management, its terms are not materially more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date;

(8) the TerreStar Canada Transactions Documents, each substantially in the form of the respective draft agreement delivered to the prospective investors in the Securities prior to the Issue Date or as such agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that in the judgment of the Board of Directors or senior management, its terms are not materially more disadvantageous to the Holders than the terms of the draft agreement delivered to the prospective investors in the Securities prior to the Issue Date;

(9) any transaction in which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a letter issued by an investment banking, appraisal or accounting firm of national standing stating that such transaction is fair from a financial point of view or meets the requirements of Section 5.05(a)(1); and

(10) settlement of any litigation.

SECTION 5.06  Limitation on Lines of Business.  The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

SECTION 5.07  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock, and the subordination of any Indebtedness, shall not be deemed a restriction on the ability to make distributions on Capital Stock or pay Indebtedness);

(2) make loans or advances to the Issuer or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

(b) The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements or Existing Indebtedness as in effect on the Issue Date (and agreements listed on Exhibit J in substantially the forms of the respective drafts presented to the prospective investors in the Securities prior to the Issue Date) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or Indebtedness; provided that, in the reasonable judgment of the Board of Directors or senior management of the Issuer, the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or Indebtedness on the Issue Date (or, as applicable, in the drafts presented to the prospective investors in the Securities prior to the Issue Date);

(2) this Indenture and the other Financing Documents;

(3) applicable law or any applicable rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or instruments; provided that, in the reasonable judgment of the Board of Directors or senior management of the Issuer, the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing such original agreement or instrument; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by Section 5.01;

(5) in the case of Section 5.07(a)(3):

(i) a lease, license or similar contract that restricts in a customary manner the subletting, assignment or transfer of any subject property or asset, or the assignment or transfer of any such lease, license or other contract;

(ii) mortgages, pledges or other security agreements otherwise permitted under this Indenture securing Indebtedness of the Issuer or any Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii) reciprocal easement agreements of the Issuer or any Restricted Subsidiary containing customary provisions restricting dispositions of the subject real property interests;

(6) leases and other agreements containing net worth provisions entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(7) Purchase Money Indebtedness for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that, in each case, impose restrictions on the property purchased or leased of the nature described in Section 5.07(a)(3);

(8) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Indenture that restricts the sale of assets, distributions or loans by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness, provided that, in the reasonable judgment of the Board of Directors or senior management of the Issuer, the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens securing Indebtedness otherwise permitted to be incurred under Section 5.02 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; provided that such restrictions apply only to the assets or property subject to such agreements;

(12) restrictions on cash or other deposits under contracts or leases entered into in the ordinary course of business; and

(13) any encumbrances or restrictions created with respect to Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 5.01; provided that the Board of Directors of the Issuer determines (as evidenced by a resolution of the Board of Directors) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Issuer to make payments of interest and the scheduled payment of principal on the Securities in each case as and when due.

SECTION 5.08  Asset/Equity Sales.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset/Equity Sale unless:

(1) the Issuer or applicable Restricted Subsidiary receives consideration at the time of such Asset/Equity Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) in the case of a disposition of assets other than Equity Interests, at least 75% of the consideration therefor received by the Issuer or applicable Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of this clause (2), (A) a lease entered into in connection with a sale-leaseback transaction shall not constitute part of the proceeds of such transaction and (B) any liabilities (as shown on the Issuer’s or applicable Restricted Subsidiary’s most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets shall be deemed to be cash.

(b) Within 45 days of receipt of any Net Proceeds from any Asset/Equity Sale or a Recovery Event, if the aggregate amount of Net Proceeds from all Asset/Equity Sales and Recovery Events exceeds $5.0 million, the Issuer or any of its Restricted Subsidiaries shall apply the lesser of (x) the amount of such Net Proceeds from such Asset/Equity Sale and (y) the amount of such excess to promptly redeem Securities pursuant to Article 3 of this Indenture. If any such redemption occurs after the two-month anniversary of the Issue Date, the applicable redemption premium set forth in Section 3.07(a) shall apply.

SECTION 5.09  Change of Control.

(a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07 or Section 5.08(b), each Holder shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

(b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default and Remedies.

(a) Each of the following constitutes an “Event of Default” under this Indenture:

(1) default for 30 days or more in the payment when due of interest on the Securities;

(2) default in payment when due of the principal of the Securities;

(3) if and only if the Trustee or the Required Holders notify the Issuer in writing thereof on or before the day that is 90 days after the Issue Date, (A) any material breach of the representations and warranties contained in any Financing Document which do not contain materiality or material adverse effect qualifiers or (B) any breach of the representations and warranties contained in any Financing Document which contain materiality or material adverse effect qualifiers;

(4) default in the observance of Section 5.03;

(5) default in the observance or performance of any other covenant or agreement contained in this Indenture or the Security Agreement and such default shall continue unremedied for a period of 45 days or more after notice thereof from the Holders of at least 25% in principal amount of the then outstanding Securities (provided that in the case of Section 4.01, the grace period shall be 60 days, not 45 days);

(6) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated at the time exceeds $5.0 million and such failure is not cured, or the acceleration is not rescinded or annulled, within 10 days after notice thereof from the Holders of at least 25% in principal amount of the then outstanding Securities;

(7) any final judgment or decree for the payment of money in excess of $5.0 million (net of any insurance or indemnity coverage in respect thereof unless the Issuer’s insurance carriers have denied coverage in respect thereof), not subject to appeal, is entered against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary and is not discharged, waived or stayed and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(8) except as permitted by this Indenture, any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under such Guarantor’s Security Guarantee;

(9) any of the FCC Licenses or the Industry Canada License shall be revoked or shall cease to be in full force and effect and such revocation or ceasing shall have a Material Adverse Effect;

(10) the Satellite Construction Agreement shall be terminated or TerreStar shall fail beyond any applicable period of grace to make payments required under the Satellite Construction Agreement with respect to TerreStar 1 (as defined in the Satellite Construction Agreement) or the Arianespace Agreement in an aggregate amount in excess of $10.0 million (unless, in the case of the Satellite Construction Agreement, the amount of such payments has been placed into escrow in accordance with the terms of such agreement),and such failure is not cured or waived under the relevant agreement within 30 days after notice thereof from the Holders of at least 25% in principal amount of the then outstanding Securities;

(11) (i) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Issuer or any Restricted Subsidiary that is a Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; and

(12) the Issuer shall fail to give the notice of a Change of Control required by Section 3.09(a)(1), if such failure continues for 20 days.

(b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02  Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(11) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal amount of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(a)(11) occurs with respect to the Issuer, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or the other Financing Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04  Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Event of Default in the payment of interest on, or the principal of, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all liability, losses and expenses caused by taking or not taking such action.

SECTION 6.06  Limitation on Suits.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Securityholder may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(c) such Holders have provided the Trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60- day period.

A Securityholder shall not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

SECTION 6.09  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10  Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12  Waiver of Stay or Extension Laws.   Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13  Rights and Remedies Cumulative.   No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other right or remedy.

SECTION 6.14  Delay or Omission Not Waiver.   No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

SECTION 7.01  Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from any party authorized to direct the Trustee under this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02  Rights of Trustee.  Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as the Collateral Agent under the Security Agreement, and to each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(l) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(n) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authorities and governmental action.

(p) The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Articles IV or V. Delivery of reports, information and documents to the Trustee under Article IV is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer’s compliance with any of its covenants hereunder.

SECTION 7.03  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co registrar or co paying agent may do the same with like rights.

SECTION 7.04  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05  Notice of Defaults.  If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders. The Issuer shall deliver to the Trustee, forthwith upon any Officer obtaining actual knowledge of any Default, written notice of any event which would constitute such Default, its status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred and such notice references this Indenture and the Securities.

SECTION 7.06  Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including but not limited to costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify and defend the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.06), and defending itself against or investigating any claim or liability (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Collateral Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Parties shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Indebtedness of the Issuer, and the Securities shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(11) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.07  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(a) the Trustee is adjudged bankrupt or insolvent;

(b) a receiver or other public officer takes charge of the Trustee or its property; or

(c) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and Guarantors’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08  Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article 7.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or this Indenture provided that the certificate of the Trustee shall have.

ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01  Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

(b) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to the Securities and any Security Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in this Article 8, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to the Securities under Article 2 and Section 7.06, which shall survive until the Securities have been paid in full (thereafter, the Issuer’s obligations in Section  Section 7.06 shall survive), and (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantor’s obligations in connection therewith and (iv) this Section 8.01 and Section 8.02. Subject to compliance with this Article 8, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c) subject to the satisfaction of the conditions set forth in Section 8.02, each Guarantor shall be released from its Security Guarantee and the Issuer and each Guarantor shall be released from their obligations under Sections 4.02 through 4.09 and 5.01 through 5.09 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(4), 6.01(a)(5) (other than with respect to compliance with Section 4.01), 6.01(a)(6), 6.01(a)(7), 6.01(a)(9), 6.01(a)(10), 6.01(a)(11) (with respect to Subsidiaries only) and 6.01(a)(12) shall not constitute Events of Default.

SECTION 8.02  Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee (or another qualifying trustee; for purposes of this Section 8.02 and Section 8.04, the term “Trustee” shall include such other qualifying trustee), in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions: (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision;

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

(h) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance (other than the expiration of the 123-day period referred to above) have been complied with.

SECTION 8.03  Satisfaction and Discharge of Indenture.  Upon the request of the Issuer, this Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors shall be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees and the Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees and the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section  7.06 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee and the Paying Agent under Section 8.04 and Section 2.04 shall survive.

SECTION 8.04  Deposited Money and Government Notes to Be Held in Trust; Miscellaneous Provisions.  Subject to Section 8.05, all money and Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05  Repayment to Issuer.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.06  Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS

SECTION 9.01  Without Consent of Holders.  The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Securityholder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger, consolidation or sale of assets;

(d) to release any Security Guarantee in accordance with Section 4.07;

(e) to provide for additional Guarantors;

(f) to make any change that would provide any additional rights or benefits to the Holders or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture; or

(g) to make any change to Article 2 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article 2 or any such Exhibit).

After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02  With Consent of Holders.  The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities). Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(a) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal amount or change the fixed maturity of any Security, reduce any premium payable upon, or change the dates (to earlier dates) of, redemption of any Security (other than provisions applicable to Section 5.08 or 5.09);

(c) reduce the rate of or change the time for payment of interest on any Security;

(d) waive a Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

(e) make any Security payable in money other than that stated in the Securities;

(f) impair the rights of the Holders to receive payments of principal of or premium, if any, or interest on the Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Securities;

(g) after the time a Change of Control Offer is required to have been made, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;

(h) make any change in Section 9.01 or this Section 9.02;

(i) except as permitted by Section 4.07, release any Security Guarantee; or

(j) except as permitted by the Security Agreement or Section 11.06, release all or substantially all of the Collateral.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.04  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.05  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10
SECURITY GUARANTEES

SECTION 10.01  Security Guarantees.

(a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 4.07.

(c) Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02  Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03  Successors and Assigns.  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05  Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06  Execution and Delivery of the Security Guarantee.   The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit I) evidences the Security Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security after authentication by the Trustee constitutes due delivery of the Security Guarantee set forth in the Indenture on behalf of each Guarantor.

ARTICLE 11
COLLATERAL AND SECURITY

SECTION 11.01  Security Agreement.  All obligations of (a) the Issuer under this Indenture and the Securities, including due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and the prompt payment and performance of all other obligations of the Issuer to the Holders of Securities or the Trustee under this Indenture and the Securities, and (b) each Guarantor under this Indenture, including its guarantee under Article 10 of this Indenture or under any Security Guarantee of the obligations of the Issuer, including the prompt payment of the principal of, premium and interest on, the Securities in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and the prompt payment or performance of all other obligations of the Issuer to the Holders or the Trustee under this Indenture or under the Securities, all according to the terms hereunder or thereunder (all such obligations, collectively, the "Secured Obligations"), are secured as provided in the Security Agreement which the Issuer and the Guarantors have entered into simultaneously with the execution of this Indenture and which is attached as Exhibit K hereto (it being understood and agreed that, notwithstanding anything that may be to the contrary herein, neither this Indenture nor the Security Agreement shall require or create a pledge of or other security interest in (x) more than 65% of the outstanding Equity Interests in any Foreign Subsidiary owned by a Domestic Subsidiary, (y) any Equity Interests in any Foreign Subsidiary owned by a Foreign Subsidiary or (z) any asset of a Foreign Subsidiary). Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Security Agreement (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer will deliver to the Trustee copies of all documents, agreements and instruments delivered to the Collateral Agent pursuant to the Security Agreement, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer and its Subsidiaries may grant security for Pari Passu Indebtedness with an equal priority to the security granted to the Holders of the Securities. The Issuer will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreement to create and maintain, as security for the obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Securities and Pari Passu Indebtedness, if any, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens. Upon the issuance of any Pari Passu Indebtedness, the Trustee shall enter into an intercreditor agreement, on behalf of the Holders of Securities, with the holders of such Pari Passu Indebtedness, such agreement to be in a form reasonably acceptable to the Issuer and the Trustee.

SECTION 11.02	Release of Collateral.

(a) Other than pursuant to Sections 4.07(g), (h) and (i) of this Indenture and Section 5.12 of the Security Agreement, no Collateral may be released from the Lien and security interest created by the Security Agreement pursuant to the provisions of the Security Agreement unless the requirements of Section 11.03 have been satisfied. Notwithstanding the foregoing, the Lien and security interest created by the Security Agreement shall be released for any Collateral sold in connection with any sale or other disposition of assets permitted pursuant to the terms of this Indenture.

(b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreement will be effective as against the Holders of Securities.

(c) The release of any Collateral from the terms of this Indenture and the Security Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture or the Security Agreement.

SECTION 11.03  Certificates of the Company.  The Issuer will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Agreement:

(a) a notice from the Issuer describing the Collateral proposed to be released (the “Released Collateral”) and requesting release of the Released Collateral;

(b) an Officers’ Certificate certifying that:

(1) the release of such Released Collateral complies with the terms and conditions of this Indenture,

(2) all conditions precedent in this Indenture and the Security Agreement to such release have been complied with, and

(3) no Default or Event of Default pursuant to clause (1) or (2) of Section 6.01(a) hereof is in effect or continuing on the date thereof or would result therefrom, and

(c) an Opinion of Counsel substantially to the effect that all conditions precedent herein and under the Security Agreement relating to the release of the Released Collateral have been complied with.

SECTION 11.04  Authorization of Actions to be Taken by the Trustee under the Security Agreement.  Subject to the provisions of Sections 7.01 and 7.02, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Agreement; and

(2) collect and receive any and all amounts payable in respect of the obligations of the Issuer hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 11.05  Authorization of Receipt of Funds by the Trustee under the Security Agreement.  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

SECTION 11.06  Termination Of Security Interest.  Upon the payment in full of all obligations of the Issuer under this Indenture and the Securities, or upon Legal Defeasance, the Trustee will, at the request of the Issuer, deliver a certificate to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Agreement.

ARTICLE 12
MISCELLANEOUS

SECTION 12.01  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

Motient Corporation
12010 Sunset Hills Road, 6th Floor
Reston, VA 20190
Attn: Jeffrey W. Epstein

with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Joerg H. Esdorn

if to the Trustee:

U.S. Bank, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services
Fax: (651) 495-8097

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.02  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.04  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.05  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.06  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.07  GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.08  No Recourse Against Others.  A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.09  Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10  Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.11  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.12  Severability.  In case any one or more of the provisions in this Indenture, in the Securities or in the Security Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.13  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MOTIENT CORPORATION

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MVH HOLDINGS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President and Treasurer

MOTIENT COMMUNICATIONS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President and Treasurer

MOTIENT LICENSE INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President and Treasurer

MOTIENT SERVICES INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President and Treasurer

[Indenture Signature Page]

MOTIENT HOLDINGS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President and Treasurer

MOTIENT VENTURES HOLDING INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President and Treasurer

TERRESTAR NETWORKS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Chief Financial Officer and Assistant Secretary

[Indenture Signature Page]

U.S. BANK, NATIONAL ASSOCIATION, as
Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

[Indenture Signature Page]

EXHIBIT A

[FACE OF SECURITY]

MOTIENT CORPORATION

Senior Secured Note Due 2007

[CUSIP] [CINS] _______________

No. ....................................                                                                                $_______________

Motient Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Securities attached hereto]1 1For Global Securities only on November 30, 2007.

Interest Rate: As set forth on the reverse hereof.

Interest Payment Dates: May 31 and November 30.

Regular Record Dates: May 15 and November 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

_____________________
1 Global Securities only

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                        MOTIENT CORPORATION
Date:
By:_____________________________
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the Senior Secured Notes due 2007 described in the Indenture referred to in this Security.

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:____________________________________
    Authorized Signatory

[REVERSE SIDE OF SECURITY]

MOTIENT CORPORATION

Senior Secured Note Due 2007

1.  Principal and Interest.

The Company promises to pay the principal of this Security on November 30, 2007.

The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the following rates:

Period	Rate per Annum
Until December 27	12.000%
December 28 to January 27	12.000%
January 28 to February 27	12.000%
February 28 to March 27	12.000%
March 28 to April 27	15.250%
April 28 to May 27	15.250%
May 28 to June 27	16.500%
June 28 to July 27	17.750%
July 28 to August 27	18.500%
August 28 to September 27	21.500%
September 28 to October 27	25.000%
Thereafter	27.125%

Interest will be payable, in cash, semiannually in arrears (to the holders of record of the Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date) on each interest payment date.

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date/the date this Security was issued].4 For Additional Securities, should be the date of their original issue. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

If the payment of interest as set forth in the preceding would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Financing Document or any other agreement entered into in connection with or as security for any Financing Document, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any Holder under any Financing Document or under any other agreement entered into in connection with or as security for any Financing Document shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall be refunded by each applicable Holder to the Issuer.

2. Indenture; Security Guarantee.

This is one of the Securities issued under an Indenture dated as of November 28, 2006 (as amended from time to time, the “Indenture”), among the Company, the guarantors from time to time party thereto and U.S. Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are senior secured obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $200,000,000, but subject to certain conditions, Additional Securities may be issued pursuant to the Indenture, and the originally issued Securities and all such Additional Securities vote together for all purposes as a single class. This Security is guaranteed by the Guarantors as set forth in the Indenture.

3.  Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

If the Company deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

_____________________
4 For Additional Securities, should be the date of their original issue.

4.  Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

5.  Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies. Any breach of the Issuer’s obligation under the Indenture to file periodic or other reports will be solely a covenant default, and not an Event of Default, under the Indenture.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended, and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

7. Authentication.

This Security is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Security.

8. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL SECURITIES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows: ☐

Check One

☐
(1) This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐
(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐
(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: ___________________	____________________________
Seller

By: _____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:5 ________________________________

By: _______________________________
To be executed by an executive officer

____________________
5Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you wish to have a portion of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:__________________

Your Signature:___________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:1 ___________________

___________________

1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES1
The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

___________________

1For Global Securities

EXHIBIT B

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)  IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

B-1

(F)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1

EXHIBIT D

REGULATION S CERTIFICATE

_________, ____

U.S. Bank, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services

Re:	Motient Corporation
Senior Secured Notes
due 2007 (the “Securities”) Issued under
the Indenture (the “Indenture”) dated as
of November 28, 2006 relating to the Securities

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A. This Certificate relates to our proposed transfer of $____ principal amount of Securities issued under the Indenture. We hereby certify as follows:

1.
The offer and sale of the Securities was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Securities.

4.	The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.
If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B. This Certificate relates to our proposed exchange of $____ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us. We hereby certify as follows:

1.
At the time the offer and sale of the Securities was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR
OWNER (FOR EXCHANGES)]

By: __________________________________
Name:
Title:
Address:

Date: _________________

EXHIBIT E

RULE 144A CERTIFICATE

_________, ____

U.S. Bank, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services

Re:	Motient Corporation
Senior Secured Notes due 2007 (the “Securities”)
Issued under the Indenture (the “Indenture”) dated
as of November 28, 2006 relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Securities issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Securities to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

E-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By: ___________________________
Name:
Title:
Address:

Date: ________________

E-2

EXHIBIT F

INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE1

U.S. Bank, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services

Re:	Motient Corporation
Senior Secured Notes due 2007 (the “Securities”)
Issued under the Indenture (the “Indenture”) dated
as of November 28, 2006 relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Securities issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We hereby confirm that:

1.
We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.
We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Securities and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Securities.

4.
We are not acquiring the Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.
We acknowledge that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Securities to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Securities may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Securities or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By: _________________________________
Name:
Title:
Address:

Date: _________________

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

By: _________________________________

Date: ________________________________

Taxpayer ID number: ___________________

EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

CERTIFICATE OF BENEFICIAL OWNERSHIP

U.S. Bank, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services

Re:	Motient Corporation
Senior Secured Notes due 2007 (the “Securities”)
Issued under the Indenture (the “Indenture”) dated
as of November 28, 2006 relating to the Securities

Ladies and Gentlemen:

We are the beneficial owner of $____ principal amount of Securities issued under the Indenture and represented by a Temporary Offshore Global Security (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.
We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By: _________________________
Name:
Title:
Address:

Date: _________________

[FORM II]

CERTIFICATE OF BENEFICIAL OWNERSHIP

U.S. Bank, National AssociationEP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services

Re:	Motient Corporation
Senior Secured Notes due 2007 (the “Securities”)
Issued under the Indenture (the “Indenture”) dated
as of November 28, 2006 relating to the Securities

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Securities represented by a Temporary Offshore Global Security issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Securities represented by the Temporary Offshore Global Security being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Security excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Security submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:____________________________
Name:
Title:
Address:

Date: _________________

EXHIBIT H

TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER SECURITY.

H-1

EXHIBIT I

SUPPLEMENTAL INDENTURE

dated as of ___________, _____

among

MOTIENT CORPORATION,

The Guarantor(s) Party Hereto

and

U.S. BANK, NATIONAL ASSOCIATION,

as Trustee

_____________________________

Senior Secured Notes due 2007

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among MOTIENT CORPORATION, a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of November 28, 2006 (the “Indenture”), relating to the Company’s Senior Secured Notes due 2007 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MOTIENT CORPORATION, as Issuer

By: _____________________________
Name:
Title:

[GUARANTOR]

By: _____________________________
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By: _____________________________
Name:
Title:

EXHIBIT J
LIST OF DRAFT AGREEMENTS

J-1

EXHIBIT K
FORM OF SECURITY AGREEMENT

K-1